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UBS to Merge with PaineWebber

UBS will offer $73.50 per PaineWebber share valuing PaineWebber's outstanding share capital at $10.8 billion. The merger is recommended by the board of PaineWebber and supported by General Electric and Yasuda Mutual Life, PaineWebber's two largest shareholders, who together account for approximately 30% of the issued share capital.

PaineWebber will become an integral part of UBS Warburg. Combining UBS Warburg's premium content and global reach with PaineWebber's private client franchise, and uniting the two highly complementary institutional franchises creates a preeminent global investment services firm. UBS Warburg will be one of the few financial institutions possessing top-class private, institutional and corporate client franchises, across the world, served by a full range of content, products and services.

New York, 12 July 2000 - Marcel Ospel, President and CEO of UBS, and Donald
B. Marron, Chairman and CEO of PaineWebber, announced today that UBS and PaineWebber have entered into a definitive merger agreement.

> UBS will offer $73.50 per PaineWebber share valuing PaineWebber's outstanding share capital at $10.8 billion.

>    The consideration will be offered 50% in cash and 50% in UBS shares.

> The share exchange ratio will be 0.4954 UBS shares for each PaineWebber share.

> The offer price represents a premium of 47% over PaineWebber's closing price on 11 July 2000 and a multiple of 18.1 times I/B/E/S estimated 2000 earnings.

>    The merger is recommended by the board of PaineWebber.

> General Electric and Yasuda Mutual Life, PaineWebber's two largest shareholders, who together account for approximately 30% of the outstanding share capital, have entered into agreements with UBS to vote in favor of the merger.

>    The transaction is expected to be cash EPS enhancing from 2001 for UBS.

PaineWebber will be an integral part of UBS Warburg, operating in the US market under its current brand name. Combining UBS Warburg's premium content and global reach with PaineWebber's private client franchise, and uniting the two highly complementary institutional franchises, creates a preeminent global investment services firm. UBS Warburg will be one of the few financial institutions possessing top-class private, institutional and corporate client franchises across the world served by the full range of content, products and services.

The merger of PaineWebber and UBS will combine one of the top US private client firms with the world's largest private bank, to create the premier global institution serving private clients.

The strengths of PaineWebber and UBS are highly complementary and mutually enhancing and both firms share a commitment to highly personal client service. Access to UBS Warburg's diverse global product


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range will significantly enhance PaineWebber's client offering.
PaineWebber's 2.7 million US affluent clients offer a tremendous opportunity to leverage UBS Warburg's premium content. UBS's financial strength, allied to PaineWebber's experience, content, quality of management and proven track record creates exciting growth potential.

The transaction is subject to the requisite shareholder and regulatory approvals and is expected to complete in November 2000.

Marcel Ospel, CEO of UBS, said:

"This deal is great news for the clients, employees and shareholders of both UBS and PaineWebber. The combination of UBS's international reach and product range with PaineWebber's leading position in the US market for affluent and high net worth individuals will create a premier global investment services firm. I am delighted that PaineWebber's Board and executive management share our vision for the future and I look forward to welcoming PaineWebber into the UBS Group."

Donald B. Marron, Chairman and CEO of PaineWebber, added:

"Over the past 10 years, we have established PaineWebber as a leading provider of financial advisory services to the fastest growing segment of the world's largest market - affluent investors in the United States. We are confident that these clients will increasingly seek the diversified product range of a global financial services business, and believe that our merger with UBS will result in a powerful combination well positioned to meet those needs. Equally important, the blending of these two dynamic organizations will provide exciting opportunities for PaineWebber employees. This is the right merger, with the right partner, at the right time."

Markus Granziol, Chairman and CEO of UBS Warburg, added:

"PaineWebber's powerful retail distribution, research and institutional capabilities in the US will significantly strengthen UBS Warburg's position. Combined with our institutional and corporate client franchises, we see significant opportunities for accelerating growth."

John F. Welch, Chairman and CEO of General Electric, added:

"As a major shareowner of PaineWebber for five and a half years, we've watched Don Marron lead the firm to deliver earnings growth of over 30% per year. Equally impressive has been their growth in client assets from less than $150 billion to almost $500 billion. We're pleased with the merger of PaineWebber and UBS, which adds to the strong global franchise UBS enjoys today, and dramatically increases its U.S. presence. We are confident in the strategic fit of these two businesses and will vote our shares in support of this transaction."

Naoshi Kiyono, Senior Managing Director and Chief Investment Officer of Yasuda Mutual Life, said:

"Yasuda welcomes the transaction and expects that the products and services of the combined firm which will be provided to Japanese clients will be greatly enhanced."

UBS has been jointly advised by UBS Warburg and Wasserstein Perella. PaineWebber has been jointly advised by Blackstone Group and Goldman Sachs & Co.

For further information:

Websites:


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www.ubs.com/investor-relations
------------------------------
www.painewebber.com
-------------------

(available from 07.30 (EST), 12 July 2000)

Investors:

Switzerland          UBS                             +41 1 234 4100
New York             PaineWebber                     +1 212 713 3091


Press:

New York             Neal McGarity                   +1 212 821 6044
                     UBS Warburg                     +1 203 912 2205 (mobile)

                     Sara Strong / Tom Buchanan      +1 212 333 3810
                     Buchanan
                     Brunswick

                     Dave Walker                     +1 212 713 8502
                     PaineWebber


Switzerland          UBS                             +41 61 288 6595



Caution concerning forward-looking statements

This press release contains forward-looking statements. These forward-looking statements are found in various places throughout this press release and include, without limitation, statements concerning the financial conditions, results of operations and businesses of UBS and PaineWebber and, assuming the consummation of the merger, a combined UBS and PaineWebber, as well as the expected timing and benefits of the merger. While these forward-looking statements represent our judgments and future expectations concerning the development of our business and the timing and benefits of the merger, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those listed in UBS's 1999 Annual Report on Form 20-F and PaineWebber's 1999 Annual Report on Form 10-K, as well as the failure of the UBS or PaineWebber stockholders to approve the transaction; the risk that the UBS and PaineWebber businesses will not be successfully integrated; the costs related to the transaction; the inability to obtain, or meet conditions imposed for, governmental approvals for the transaction; the risk that anticipated synergies will not be obtained or not obtained within the time anticipated; and other key factors that we have indicated could adversely affect our businesses and financial performance contained in our past and future filings and reports, including those with the United States Securities and Exchange Commission (the "SEC").

More detailed information about those factors is set forth in documents furnished by UBS and filings made by UBS or PaineWebber with the SEC. Neither PaineWebber nor UBS is under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Further information about proxy materials


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UBS and PaineWebber will be filing a proxy statement/prospectus and other relevant documents concerning the merger with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by UBS will be available free of charge from Investor Relations, UBS, Stockerstrasse 64, Zurich. Documents filed with the SEC by PaineWebber will be available free of charge from Assistant Secretary, Geraldine Banyai, 1285 Ave of the Americas, New York, New York 10019.

PaineWebber and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of PaineWebber in favor of the merger. The directors and executive officers of PaineWebber include the following: D. B. Marron; M. Alexander; S. P. Baum;
E. G. Bewkes, Jr.; R. Braun; R. A. Dolan; F. P. Doyle; J. T. Fadden; J. J. Grano; J. W. Kinnear; R. N. Kiyono; T. A. Levine; R. M. Loeffler; E. Randall III; H. Rossovsky; K. Sekiguchi; R. H. Silver; M. B. Sutton; and J.
R. Torell. Collectively, as of February 4, 2000, the directors and executive officers of PaineWebber may be deemed to beneficially own approximately 4.8% of the outstanding shares of PaineWebber common stock. Security holders of PaineWebber may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.



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Details of the merger

UBS has agreed to offer $73.50 per share for PaineWebber valuing its outstanding share capital at $10.8 billion. The total consideration will be offered 50% in cash and 50% in UBS shares. Individual PaineWebber shareholders may choose to receive either cash or shares subject to maintaining the overall proportions. UBS shares will be offered to PaineWebber shareholders on the basis of 0.4954 UBS shares for each PaineWebber share held.

UBS will seek shareholder approval for the issuance of new shares at an Extraordinary General Meeting. UBS and PaineWebber have been advised that the share element of the consideration will be tax-free for PaineWebber's shareholders.

The cash consideration will be funded, in part, by a $1.5 billion issue of preference shares in UBS.

The merger agreement has been approved by the PaineWebber Board of Directors who are recommending the transaction to PaineWebber shareholders. In addition, Donald B. Marron, Joseph J. Grano and the executive management team have entered into agreements with UBS to vote in favor of the merger.

General Electric and Yasuda Mutual Life, PaineWebber's two largest shareholders, who together account for approximately 30% of the issued share capital, have entered into agreements with UBS to vote in favor of the merger.

Rationale for the merger

The merger adds a leading position with US affluent and high net worth clients to what is already the world's largest private bank. The US is the biggest and fastest growing wealth management market in the world. The combination creates a truly global private clients business, based on a single philosophy of personal focus and advice. Both UBS and PaineWebber share a vision of using technology to enhance the client relationship. The combined private clients businesses bring together leading edge approaches to wealth management, from traditional services such as trusts and inheritance planning to brand new teams focused on specific client segments such as entrepreneurs and executives.

UBS and PaineWebber expect that there will be minimal disruption to PaineWebber's clients and its financial advisor network resulting from the merger.

Following completion of the merger, approximately half of the private client assets of the combined business will be drawn from high net worth and affluent clients in the US, 15% from Swiss clients and 35% from clients elsewhere in the world.

Combining the two US investment banking and securities franchises is also a significant step. UBS Warburg has a particularly strong position in distributing non-US products to US clients, and PaineWebber brings significant equity and fixed income distribution strength and a top ten ranked US equity research team. Strong US retail distribution will also enhance the ability to win primary mandates globally. UBS Warburg provides a wealth of content with a wide range of attractive products and expertise that can be leveraged for PaineWebber's private clients, from top-rank global equity research to direct access to new issues across the world's securities markets, and a superior private equity capability. PaineWebber also adds strengths in specialist investment banking areas such as municipal finance, commercial real estate and asset backed securities.

UBS's financial strength allied to PaineWebber's experience, content, quality of management and proven track record create exciting growth potential for the combined business.

The new organization


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Following completion of the merger, PaineWebber will be an integral part of
UBS Warburg. The PaineWebber brand will be used as the private client brand for UBS in the US. Its Private Client group will absorb the existing UBS Warburg Private Clients business unit and e-services initiative and will be responsible for all of UBS's onshore private client services outside Switzerland. Mitchell Hutchins and DSI, PaineWebber's asset management businesses along with their Transaction Services group, will continue to be linked to the Private Client group in order to retain their close connections.

PaineWebber's Capital Markets group will be integrated with the UBS Warburg Corporate and Institutional Clients business unit.

Management and employees

UBS places the highest value on the skills and experience of PaineWebber's management and employees and their importance to the business. An $875 million incentive plan comprising stock and cash will be set aside for key PaineWebber professionals, including their financial advisors, to be paid out over the next three years.

On completion of the merger, Joseph J. Grano, currently President of PaineWebber, will manage the combined private client and asset management businesses of UBS Warburg. Donald B. Marron will continue as Chairman of PaineWebber Incorporated. He will also assume a new role as Chairman of UBS North America and will be available to advise UBS CEO, Marcel Ospel, on strategy.

Financial impact of the transaction

The price of $73.50 per PaineWebber share values PaineWebber's outstanding share capital at $10.8 billion. The offer price represents a premium of 47% over PaineWebber's closing price on 11 July 2000 and a multiple of 18.1 times I/B/E/S estimated 2000 earnings. The transaction is expected to be cash EPS enhancing from 2001, and meets all UBS's investment criteria. The return on investment in 2002 is expected to be greater than UBS's weighted average cost of financing of 6.4% and the return on invested equity is expected to exceed significantly UBS's cost of group equity.

Synergies are estimated at $425 million per annum pre-tax and are expected to be fully achieved by 2002. Approximately 55% of the synergies are expected to be derived from revenue enhancement and 45% from cost savings. Revenue synergies will be driven by enlarged distribution for fixed income and equity products and increased corporate finance opportunities. Cost savings will be obtainable in vendor management, procurement and from some overlap in operations. Benefits will also be achieved in financing costs. Restructuring costs are expected to be $400 million, mainly relating to US integration.

The transaction will be accounted for under purchase accounting rules with a 20 year goodwill amortization period.

UBS will seek shareholder approval at an Extraordinary General Meeting for the payment of a dividend in respect of the nine months ending 30 September 2000 to UBS shareholders of record on 2 October 2000 who will receive the dividend shortly thereafter. A second dividend will be paid in respect of the fourth quarter of 2000 to all UBS shareholders of record, including holders of newly issued UBS shares.

At the end of 2000, UBS's pro forma BIS Tier 1 capital ratio is expected to be between 8.5% and 9.0%. UBS's strong internal capital generation allows it to strengthen its capital ratios rapidly. UBS will continue to actively manage its capital, and will repurchase shares when market conditions are favorable and internal cashflow support this action.

Information on PaineWebber

PaineWebber is the fourth largest private client firm in the US. It has 8,554 brokers in 385 offices.


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PaineWebber has a first class client franchise, explicitly targeting the upper end of the affluent client spectrum. It has the highest average account size of any major US broker, almost 40% higher than the nearest competitor.

PaineWebber has been one of the most successful firms in the industry at using technology to enhance client relationships, with 33% of its client assets online. The EDGE, PaineWebber's Internet asset gathering gateway, with an average asset balance of almost $800,000, is growing rapidly with 208,000 subscribers at the end of the first quarter of 2000, an annual increase of 142%.

Over the last five years, PaineWebber has continually delivered growth in client assets, profits and market share, with record profits every year and an earnings per share compound annual growth rate of 32%. In particular, growth in fee-based assets has been accelerating (26% compound annual growth rate over the last three years), with net new money reaching record levels of $220 million per day at the end of the first quarter 2000. Client assets stood at $452 billion at the end of the first quarter 2000.

Furthermore, PaineWebber has been continually increasing its share of the US affluent market over the last decade. Market share of US household liquid financial assets has more than doubled since 1990.

Information on UBS

A leading global investment services firm, UBS is the world's largest asset manager, a top-tier provider of investment banking and securities services, and the world's largest private bank. In Switzerland, UBS is the undoubted market leader, serving more than four million personal and corporate clients.

One of the best-capitalized financial institutions in the world, the UBS Group had a BIS Tier 1 capital ratio of 11.0% as at 31 March 2000. Its financial stability is borne out by consistently impressive credit ratings, reaffirmed today:

Moody's                  Aa1
Standard & Poor's        AA+
Fitch/IBCA               AAA

As at 31 March 2000, UBS reported $1,077 billion in client assets under management. The UBS Group employs approximately 49,000 people around the world.